                                                                    EXHIBIT 10.3

                               AMENDMENT NO. 4 TO
                            TRINITY INDUSTRIES, INC.
                          SUPPLEMENTAL RETIREMENT PLAN

      WHEREAS, TRINITY INDUSTRIES, INC. (the "Company") has heretofore adopted, for the benefit of certain executive and managerial employees, the TRINITY INDUSTRIES, INC. Supplemental Retirement Plan (the "Plan"); and

      WHEREAS, pursuant to Section 6.1 of the Plan, the Company desires to amend the Plan in certain particulars.

      NOW, THEREFORE, the Plan is hereby amended in the following respects:

      1.    Section 4.3 of the Plan is hereby revised to be and read as follows:

"4.3 If a Participant's services with the Company are terminated prior to his eligibility to receive early, normal or late Retirement benefits under his Base Plan, he shall forfeit all right, for himself and his Beneficiary, to any benefits under this Plan; provided, however, that in the event that such services are terminated for any reason (other than death or disability) after the occurrence of a `Change in Control' (as hereinafter defined), then such Participant shall not forfeit his right to benefits hereunder and shall be entitled to the difference between (i) his `accrued benefit' as determined under his Base Plan as of the date of such termination by not taking into account Sections 401(a)(17) and 415 of the Code and (ii) his `accrued benefit' determined under such Base Plan as of the date of such termination by taking into account Sections 401(a)(17) and 415 of the Code, plus (iii) if the applicable Base Plan is the Trinity Industries, Inc. Standard Pension Plan any increase in such difference attributable to a determination of the Participant's `accrued benefit' under such Standard Pension Plan by taking into account as `Compensation' amounts otherwise excluded under the Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates, with the total of such amount payable to the Participant in a lump sum cash payment within five (5) days following such termination.

            For purposes of this Plan a `Change in Control' shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (a) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of Trinity Industries, Inc. (`Trinity') (not including in the securities beneficially owned by such Person any securities acquired directly from Trinity or its Affiliates) representing 30% or more of the combined voting power of Trinity's then outstanding securities, excluding any Person who becomes such Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

            (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on May 6, 1997, constitute the Board and any new director (other than a director whose initial assumption of office in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Trinity) whose appointment or election by the Board or nomination for election by Trinity's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on May 6, 1997, or whose appointment, election or nomination for election was previously so approved or recommended; or

            (c) there is consummated a merger or consolidation of Trinity or any direct or indirect subsidiary of Trinity with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of Trinity outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of any parent thereof) at least 60 percent of the combined voting power of the securities of Trinity or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Trinity (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Trinity (not including in the securities Beneficially Owned by such Person any securities acquired directly from Trinity or its Affiliates other than in connection with acquisitions by Trinity or its Affiliates of a business representing 30 percent or more of the combined voting power of Trinity's then outstanding securities; or

            (d) the stockholders of Trinity approve a plan of complete liquidation or dissolution of Trinity or there is consummated an agreement for the sale or disposition of Trinity of all or substantially all of Trinity's assets, other than a sale or disposition by Trinity of all or substantially all of Trinity's assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by stockholders of Trinity in substantially the same proportions as their ownership of Trinity immediately prior to such sale.

            For purposes hereof:

            `Affiliate' shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

            `Beneficial Owner' shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

            `Exchange Act' shall mean the Securities Exchange Act of 1934, as amended from time to time.

            `Person' shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall include (i) Trinity or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Trinity or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of Trinity in substantially the same proportions as their ownership of stock of Trinity."

      2.    Section 4.4 of the Plan is hereby revised to be and read as follows:

"4.4 Benefits from the Plan shall be actuarially computed amounts payable to a Participant or Beneficiary so that the annual payments such Participant or Beneficiary shall receive from this Plan (as limited by the final sentence of this Section) and from the Base Plan shall equal the amount of the payments which the Participant would have received at Retirement under the Base Plan except for the operation of Section 401(a)(17) or Section 415 of the Code, plus if the applicable Base Plan is the Trinity Industries, Inc. Standard Pension Plan, any increase in such difference attributable to a determination of the Participant's `accrued benefit' under such Standard Pension Plan by taking into account as `Compensation' amounts otherwise excluded under the Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates. The Plan shall not compensate any Participant or Beneficiary for any adverse effects to the Participant which result in a reduction of benefits available from the Base Plan due to changes in the Base Plan benefit formula, social security laws or other laws and rules."

      IN WITNESS WHEREOF, the Company has executed this Amendment No. 4 on the _____ day of _________________, 2004, effective as of _________________ ____,
_____.

                                          TRINITY INDUSTRIES, INC.

                                          By:___________________________________

                                          Title:________________________________

ATTEST:

__________________________

                                       3